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                                                                EXHIBIT 10.18

                                RESTRAC, INC.
                         BORWICK INTERNATIONAL, INC.
                            TERMINATION AGREEMENT


This AGREEMENT is made as of September 30, 1995 by and between Restrac, Inc., a Delaware corporation with a principal place of business at One Dedham Place, Dedham, Massachusetts, (the surviving corporation in a merger with MicroTrac Systems, Inc., a Massachusetts corporation) ("Restrac"), and Borwick International, Inc., a Delaware corporation with a principal place of business at Rue Fernand Neuray 17, B-1060 Brussels, Belgium ("Borwick"), and Irving P. Borwick, the sole stockholder of Borwick ("Dr. Borwick").

WHEREAS, Restrac and Borwick are parties to a certain Agreement for Purchase and Sale of Assets dated January 1, 1991 ("1991 Agreement"), under which Restrac acquired all right, title and interest in and to certain jointly developed software known as SuccessPlan (the "Product"); and

WHEREAS, under the terms of the 1991 Agreement, Borwick was granted the exclusive right to distribute the Product outside of the United States and Canada and Restrac was prohibited from selling any competitive products in that territory; and

WHEREAS, Restrac wishes to terminate Borwick's distribution rights to SuccessPlan and remove the restriction on its ability to sell competitive products;

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All terms not otherwise defined shall have the meaning set forth in the 1991 Agreement.

      a. Product - The SuccessPlan software, as defined by Section 1(f) of the 1991 Agreement. For purposes of this Agreement and the 1991 Agreement, the "Product" does not include Restrac's client server based succession planning/employee development product, Restrac Plan.

      b. Succession Planning Software - This term shall have the meaning set forth in Section 1(d) of the 1991 Agreement.

      c. Restrac Territory - The United States of America and Canada and all of their possessions and territories.

      d. Borwick Territory - All of the world excluding the Restrac Territory.

      e. Borwick Clients - Those companies who have purchased a license to use the Product in the Borwick Territory, as set forth on the Borwick Client List attached hereto as Exhibit A.

      f. Effective Date - September 30, 1995.

      g. Restrac Plan - Restrac's client server based employee development/succession planning software product.

      h. Non-Competition Agreement - The Non-Competition Agreement between Restrac and Dr. Borwick dated September 30, 1995 and executed contemporaneously with this Agreement.

2. Termination of Distribution Rights and Non-Competition Covenants. In consideration of the covenants set forth under this Agreement, all terms contained in Section 4, Seller's Foreign Distribution Rights and Section 5, Non Competition and Reciprocal Rights of the 1991 Agreement are hereby terminated in all respects. All other terms of the 1991 Agreement, including but not limited to Section 10, Confidentiality
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and Section 12, Proprietary Rights Indemnification, shall remain in effect to the extent not superseded by the terms of this Agreement.

3. Non Competition by Borwick. For a period of five (5) years following the date of this Agreement, Borwick shall not (directly, or indirectly through another entity) develop, market, promote, sell or provide, or assist in the development, marketing, promotion or sale of, software or outsourcing services which are used to automate the staffing, employee development, or succession planning function of an organization. This shall not preclude Borwick from continuing to make available any management consulting services which are not related to the provision of software or outsourcing services which are marketed for the purpose of automating the staffing, employee development or succession planning function.

4. Maintenance and Support of Borwick Clients. This Agreement does not include any assumption of rights or liabilities by Restrac of any of Borwick's agreements with its customers, including client maintenance agreements. Notwithstanding anything to the contrary contained in Section 3, Non-Competition by Borwick, it is understood that Borwick may continue to provide telephone support and maintenance to any Borwick Clients to whom Borwick is currently providing maintenance, for a period of up to one year following the Effective Date.

5. Payment. Upon execution of this Agreement, Restrac will pay to Borwick $550,951.77, in consideration of the covenants contained herein.

6. Representations and Warranties of Borwick and Dr. Borwick. Borwick and Dr. Borwick hereby jointly and severally represent to Restrac that the following are true and correct in all material respects:

      (a) Organization and Standing of Borwick. Borwick is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borwick has the power and authority (corporate and other) to enter into, deliver and perform its obligations and undertakings under, this Agreement and to conduct business in each of the jurisdictions in which such business is now conducted.

      (b) Litigation; Compliance with Law. To the best of his and its knowledge, there is no litigation or proceeding pending, threatened against or relating to Borwick and/or the Product, nor does Borwick or Dr. Borwick know of or have reasonable grounds to know of any basis for any such action, or of any governmental investigation relative to Borwick and/or the Product. There is no litigation or proceeding pending or threatened against or relating to any present or former employee of Borwick by reason of the past employment or consulting relationships of any such employees. To the best of his and its knowledge, there are no outstanding judgments against Borwick or against any of its employees or stockholders. There are no claims pending by Borwick against any of the Borwick Clients nor does Borwick intend to assert any such claim after the date of this Agreement. Borwick has complied with all laws, rules, regulations and orders applicable to its business, operations, prop ets, products and service, and has all necessary permits licenses and other authorizations required to conduct its business.

      (c) Validity of this Agreement. The execution, delivery and performance by Borwick of this Agreement have been duly authorized and approved by all necessary corporate action; and this Agreement has been duly executed by Borwick and constitutes the valid and binding obligation of Borwick, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not conflict with, or result in a material breach of any of the terms of, or constitute a material default under, any charter, by-law, agreement, instrument or other restriction to which Borwick is a party or by which it or any of its properties or assets is bound and to the best of his and its knowledge will not violate any provision of federal or state law.

      (d) Brokers. There is no contract, arrangement or understanding between Borwick and/or Dr. Borwick and any broker, finder, or similar agent with respect to the transaction hereunder.
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      (e) Material Facts. Neither Borwick nor Dr. Borwick knows of any information or fact not publicly known which has or would have a material adverse effect on Restrac's ability to sell Succession Planning Software in the Borwick Territory.

      (f) Material Contracts. Both Borwick and Dr. Borwick have fully and faithfully complied with all material agreements, including, but not limited to all agreements with Borwick Clients, and neither Borwick nor Dr. Borwick have entered into any agreements or taken any actions which could cause claims to be asserted against Restrac. Without limiting the generality of the foregoing, neither Borwick nor Dr. Borwick have:

               i. failed to pay any amounts owed as sales commissions or compensation to its employees;

               ii.  materially breached any agreement with a Borwick Client;

               iii. entered into any customer agreements related to the Products which have not been fully performed, other than agreements with Borwick Clients to provide telephone support and maintenance in the future;

               iv. represented that the Products include capabilities or features not described in their standard Product documentation;

               v. disparaged Restrac or its stockholders, directors, officers or employees or do anything else which would, directly or indirectly, cause or result in material damage to the business, business prospects or reputation of a party to this Agreement.

               vi. failed to pay any taxes or governmental charges when due or file any required returns.

      (g) Conflicts. Neither Borwick or Dr. Borwick have entered into any contract or made any commitment which could be binding upon or result in any liability to Restrac, or which could require either Borwick or Dr. Borwick to breach their obligations under this Agreement or the Non-Competition Agreement. Without limiting the generality of the foregoing, neither Borwick nor Dr. Borwick have entered into any contract or made any commitment which:

               i. promises to provide or make available Product support after September 30, 1996;

               ii.  grants any rights to distribute the Product;

               iii. assigns any of Borwick's rights under the 1991 Agreement;

               vi. grants rights to receive Product source code (and no Product source code has been delivered to any third party);

               v. purports to have been made on behalf of Restrac as Restrac's agent.

      (h) Proprietary Rights. Neither Borwick nor Dr. Borwick has made any agreement or commitment or taken any action which could in any way diminish Restrac's ownership of proprietary rights to the Product. Without limiting the generality of the foregoing, neither Borwick nor Dr. Borwick has:

               i. transferred ownership of copyrights, trade secrets or other proprietary rights in and to the Product to a third party;

               ii. granted any rights with respect to the Products other than rights granted to the Borwick Clients to use a limited number of copies of the Products by a limited number of users in object code form to the Borwick Clients;

               iii. developed (or allowed any employee, consultant or agent to develop) any software which is based upon or complementary to the Products with respect to which Borwick, Dr. Borwick, or any employee, consultant or agent claims rights of ownership;

               iv. disclosed any trade secrets of Restrac to any third party or taken any other actions which have caused the loss of Restrac's proprietary rights to the Product;

               v. taken any action which infringed the proprietary rights of any third party (or received any notice claiming such infringement).
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      (i) Infringement. Neither Borwick nor Dr. Borwick is aware of any use of the Products by Borwick's customers other than the uses permitted by the licenses granted to them by Borwick, any infringement of Restrac's proprietary rights by Borwick customers or any third party or any intention on the part of any person to do any of the foregoing.

      (j) Potential Claims. Neither Borwick nor Dr. Borwick has received notice of any claim of damages arising from a defect in the Products, nor are they aware of any intention of any person to assert such a claim or any facts that could give rise to such a claim.

      (k) Distribution of Succession Planning Software. Neither Borwick nor Dr. Borwick has engaged in or asserted or made any contract or commitment to engage or assist in, the distribution of Succession Planning Software other than the Products.

The foregoing representations and warranties in this Section 6 shall be deemed material and to have been relied upon by Restrac, and they shall survive the execution and delivery of this Agreement for a period of three years following the Effective Date.

7. Indemnification by Borwick. Upon and after the execution and delivery of this Agreement, Borwick and Dr. Borwick shall, jointly and severally, indemnify and hold harmless Restrac against and from all loss, cost, damage and expense, including reasonable fees of counsel, either i) resulting from any misrepresentation or breach of warranty made by them herein, or ii) arising out of any claim made against Restrac by a third party, where the claim is based on the actions or inactions of Borwick or Dr. Borwick either prior to, or within thirteen (13) months following, the Effective Date; provided that both Borwick and Dr. Borwick shall have the right to participate in the defense and/or settlement of any claim. Dr. Borwick's personal liability under this indemnification shall not exceed $350,000 for any claim made during the first year following the Effective Date; $200,000 for any claim made during the second year following the Effective Date; and $50,000 for any claim made during th e third year following the Effective Date, and $0.00 thereafter.

8. Representations and Warranties of Restrac. Restrac represents to Borwick and Dr. Borwick that the following are true and correct in all material respects:

      (a) Organization and Standing of Restrac. Restrac is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Restrac has the power and authority (corporate and other) to enter into, deliver and perform its obligations and undertakings under, this Agreement and to conduct business in each of the jurisdictions in which such business is now conducted.

      (b) Validity of this Agreement. The execution, delivery and performance by Restrac of this Agreement have been duly authorized and approved by all necessary corporate action; and this Agreement has been duly executed by Restrac and constitutes the valid and binding obligation of Restrac, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not conflict with, or result in a material breach of any of the terms of, or constitute a material default under, any charter, by-law, agreement, instrument or other restriction to which Restrac is a party or by which it or any of its properties or assets is bound and will not violate any provision of federal or state law.

      (d) Brokers. There is no contract, arrangement or understanding between Restrac and any broker, finder, or similar agent with respect to the transaction hereunder.

The foregoing representations and warranties in this Section 8 shall be deemed material and to have been relied upon by Borwick, and they shall survive the execution and delivery of this Agreement for a period of three years following the Effective Date. Upon and after the execution and delivery of this Agreement, Restrac shall indemnify and hold harmless Borwick and Dr. Borwick against and from all loss, cost, damage and expense, including reasonable fees of counsel, resulting from any misrepresentation or breach
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of warranty made by it herein; provided that Restrac shall have the right to participate in the defense and/or settlement of any claim.

9. Transition of Borwick Clients. Borwick will collaborate with Restrac to minimize the disruption to Borwick clients and to maximize Restrac's entry into the European market. Borwick will reasonably cooperate with Restrac in its efforts to sell its client server based Restrac Plan software to the Borwick Clients and/or transition such clients to Restrac maintenance and support agreements. Within fifteen (15) days following the execution of this Agreement, Borwick will provide Restrac with a complete copy of all Borwick records relating to the Borwick Clients, including, but not limited to, customer contact information and customer license and maintenance agreements. Borwick agrees that it will not initiate any lawsuit, arbitration, or other legal proceeding against any Borwick Client with respect to any dispute arising out of or related to Borwick's distribution of the Products, without Restrac's prior written consent, which will not be unreasonably withheld.

10. Assignment of Rights. To the extent that Borwick has acquired any rights in and to the SuccessPlan trademark or any other Product related proprietary rights (including, without limitation all rights of copyright, patent, trademark, trade secret) in its exercise of its distribution rights under the 1991 Agreement, Borwick hereby assigns (to the extent necessary to transfer ownership) all such rights to Restrac, and agrees to provide reasonable assistance (at Restrac's expense) to Restrac to perfect such rights.

11. Mutual Release. Restrac, Borwick and Dr. Borwick each hereby release each other from any and all claims either party may have against the other arising under, or related to, the performance or non performance of the 1991 Agreement, whether known or unknown, as of the Effective Date.

12. Non Disparagement. Restrac and Borwick each agree not to publish or otherwise communicate any deleterious remark concerning any other party, or its officers, employees or agents, or do anything else which would, directly or indirectly, cause or result in material damage to the business, business prospects or reputation of a party to this Agreement

13. Limitation of Liability. Dr. Borwick is a party to this Agreement solely for the purposes of being bound by Section 6, Representations and Warranties,
Section 7, Indemnification, and Section 11, Mutual Release. Dr. Borwick is not individually bound by or liable under any other Section of this Agreement. Dr. Borwick's liability under this Agreement shall not exceed $1,000,000, and any claims against Dr. Borwick under this Agreement must be brought, if at all, within three (3) years following the Effective Date.

14. General.

      (a) All notices, requests, demands, and other communications hereunder shall be in writing, and sent by U.S. mail to a party's President at the address set forth on the first page of this Agreement (attention: President), or to such other address as shall have been designated in writing by any party.

      (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      (c) This Agreement supersedes the 1991 Agreement in all respects. In the event of any conflict between the terms of this Agreement and the 1991 Agreement, this Agreement shall control.

      (d) This Agreement sets forth the entire understanding of the parties on the subject hereof. Any waiver or modification of the provisions of this Agreement will be effective only if in writing and signed by both parties.

      (e) This Agreement shall be considered an agreement made under seal in Massachusetts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the Effective Date.
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Restrac, Inc.                                Borwick International, Inc.


/S/ Lars D. Perkins   9/29/95                  /S/ Irving P. Borwick  9/28/95
Signature              Date                    Signature               Date

Lars D. Perkins      President                 Irving P. Borwick     President
Name                  Title                    Name                    Title




/S/ Irving P. Borwick               9/28/95
Irving P. Borwick, Individually       Date